UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fees paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

Acknowledge Forward-Looking Statements This document contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Starbucks Corporation ( Starbucks”) plans, strategies, prospects, and expectations regarding its business and industry are forward—looking statements. They reflect Starbucks expectations, are not guarantees of performance, and speak only as of the date hereof. Except as required by law. Starbucks does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Starbucks business results are subject to a variety of risks, including those that are described in its Annual Report on Form 10-K for the fiscal year ended October 1. 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). Important Shareholder Information Starbucks filed a definitive proxy statement and a white proxy card with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. STARBUCKS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT THE ACCOMPANYING WHITE PROXY CARD. AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may or will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents without charge from the SEC’s website at www.sec.gov. Participant Information Starbucks, its directors, director nominees, certain of its officers, and other employees are or will be participants” (as defined in Section 14(a) of the Exchange Act of 1934) in the solicitation of proxies from Starbucks shareholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Starbucks definitive proxy statement on Schedule 14A filed with the SEC on January 25. 2024, on the section entitled ‘Beneficial Ownership of Common Stock (on page 103 and available here) and Appendix B (on page B-1 and available here). To the extent the holdings by the “participants” in the solicitation reported in the Starbucks definitive proxy statement have changed, such changes have been or will be reflected on Statements of Change in Ownership” on Forms 3.4 or 5 filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov

VOTE.STARBUCKS.COM Annual Meeting of Shareholders Vote the WHITE Proxy Card Today Starbucks Annual Meeting of Shareholders will take place virtually on March 13, 2024 at 10 a.m. PT Your vote at the upcoming Annual Meeting will impact the strength and effectiveness of the Starbucks Board of Directors. We encourage you to review the proxy solicitation materials carefully and use the enclosed WHITE pro, card to vote today ONLY “Far each of the 11 Starbucks nominees. View Starbucks Proxy Statement Read our Latest Press Release Read our Latest Letter to Shareholders

Starbucks Board Has Delivered Value Since its founding, Starbucks and its Board have been committed to a process of continuous improvement and transformation M all levels and has consistently sought to create opportunities for Its partners. The Board works closely with management as they adapt to a constantly changing environment, and we are positioned to maintain our leadership and to capitalize on our unmatched potential. More recently, the Board has overseen changes to leadership and operations that are already having a significant positive impact: • Appointed laxrnan Narasimhan as ceo in March 2023 following a six-month immersion program. • Undertook a process of regular refreshment, with five Board appointments designed to address our ever-evolving business and industry. • Developed and approved the adoption of the Triple Shot Reinvention with Two Pumps Plan in November 2023. The Board’s focus on staying ahead of consumer and industry trends has paid of f Starbucks business model has long-terns sustainable advantages that our peers simply do not. These investments are already delivering shareholder returns. • In our 2023 fiscal year, revenue grew 12% and comparable store sales grew 8%. GAAP earnings per share grew 27%. Non-GAAP earnings per share grew 20%. • From fiscal years 2022 to 2023, GAAP operating margins expanded from 14.3% to 163%. Non-GAAP operating margins expanded from 15.1%[016.1%. • Our performance in 04 of fiscal year 2023, and our expectations for fiscal year 2024, are similarly strong and demonstrate the momentum behind our Triple Shot Reinvention with Two Pumps Plan. Proactive Board actions have delivered significant value for shareholders. Over the last 10 years, Starbucks has delivered a leading total shareholder return (‘T.”) of 195%.* ‘Represents aggregate total return horn January 24, 2014 through January 24, 2024

Starbucks Commitment to Partner Success is Core to Who We Are lei A Starbucks Nominees Have the Background, Qualifications, and Judgement And are Effectively Overseeing our Ambitious Business strategy to Drive Shareholder value Our nominees are focused on partner success to guide Starbucks path forward. In November 2023, the Board established a new Environmental, Partner and Community Impact Committee. The Impact Committee will assist the Board in fulfilling its oversight responsibilities with respect to evolving regulations and accountability across standards as they apply to Starbucks partners and stakeholders. It will also track Starbucks progress towards Its environmental, partner, and community impact commitments. Our highly engaged Board reflects a diversity of backgrounds and experiences, as well as an appropriate balance of continuity and fresh perspectives. Our Beard

How to Vote Vote the WHITE proxy card TODAY—Protect the Value of Your Investment We strongly recommend that you use the Milli proxy card to vote ONLY “FOR. each of the 11 Starbucks nominees. Our Board urges you to disregard any materials, including any blue proxy card, that may be sent to you by the SOC Group. Please carefully review the proxy materials and follow the instructions shown on your WHITE proxy card or WHITE voting instruction form to ensure your vote is represented at the Annual Meeting: • Int i Locate the Control Number on your WHITE proxy card or WHITE voting instruction form and visit the website indicated. Or, if you received your proxy materials by email from your broker, simply click the WHITE -von NOW’ button in the email. • Telephone: Depending on how you hold your shares, you may be able to also vote by telephone. Locate the Control Number on your WHITE proxy card or WHITE voting instruction form and call the telephone number indicated (available 24/7). • Mall: If you received a WHITE proxy card or voting instruction form by mail, you may mark, date, sign and return It in the postage-paid envelope provided. Please do not vote using any blue proxy card or voting Instruction form sent to you by the SOC Group. If you have already voted using the blue proxy card or voting instruction form, you may revoke that vote by voting again using the WHITE proxy card or WHITE voting instruction form. Only the latest dated, executed pro, that you submit will be counted. If you have any questions about how to vote your shares, please INNISFREE MBA INCORPORATED call the firm assisting us with the solicitation of proxies: Shareholders may call: 1(8881750-5884 (toll-free from the U.S. and Canada), or .1(412) 232-3651 (from other countries) Corporate Governance As part of the Starbucks mission, we are committed to maintaining our uncompromising principles while we grow. Rilatl mon. Non-GAAP Disclosure In addition to the GAAP results provided in this letter, Starbucks provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles In the United States (‘GAAP”). Our non-GAAP financial measures of non-GAAP operating margin and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of Starbucks future operating performance or comparisons to Starbucks past operating performance. The GAAP measures most directly comparable to non-GAAP operating margin and non-GAAP earnings per share are operating margin and diluted net earnings per share, respectively.

Non-enan Exclusion Rationale Restructuring and impairment costs Transaction and integration-related costs Gainers oleo’ assets Sale of certeinjointvuture operations and retail operations Management excludes restructuring and impairment cosh for masons discussed above. bless expenses are anticipated to be completed within a finite period of time. Management emludes transaction and integration costs, primarily amortization, of the mooned intangible assets for reasonsdisomsed above additionally, we incur cedar costs associated with certain divmtiture activn’es.lhemaionty of Mese costs will be recognized over a finite period °I.e. Management excludes the gain related to the sale planets to Nestle, primarily consisting of Intellectual propertles associated withtheSeattles Best Coffee brand. as these items do not reflect future gains or tax Impacts for reasonsdiscussed above. Management excludes the gam or Joss, and subsequent adjustments, if any, related to the sale of certain.. venture and rel. operations as these activities were specific to the sale and for reasons discussed above. Non-GAAP operating margin and non-GAAPeaminas per share may have limitations as analytical tools. These measures should not be considered In Isolation or as a substitute for analysis of Starbucks results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently then Starbucks does, limiting the usefulness of those measures for comparative purposes. Starbucke Corporation Reconciliation of Selected GAAP Measures to Non-GAAP Measures (unaudited. in millions except per share data) Consolidated Operating margin. as reported (GAAP) Restructuring and impairment costs. 1=111– 0 t 1,202 Oct 2, 2022 16.3 14.3 0.1 0.1 Change 200 bps Transaction and integration-related costs., 0.6 Gain on sales of assets (0.31 Non-GAAP operating margin 16.1% 15.1 3.6 100 bps Diluted net eamings per share, se reported (GAAP) 3.58 5 2.83 26.5% Restructuring and impairment costs,. 0.02 0.04 Gensaction and integration-related oostM9 Gain on sale of assets 0.00 10.001 0.17 Gain resulting how divestiture of certain company-operated business and joint venture operation 10.011 Correction of prior year estimated tax expense 10 OS) ‘arne tax effect on Non-GAAP adjustments iii 0.02 10.05) Non-GAAP EPS 3 5.1 S 2.96 19.6% 1. Certain numbers may not foot due to rounding convention 2. Represents costs associated with our restructuring efforts. 3. Fiscal 2023 includes transaction-related expenses related to the sale of our Seattle’s Best Coffee brand. Fiscal 2022 includes amortization expense of acquired Intangible assets associated with the acquisition of East China as well as other expenses associated with our Russia market exit and with the sale of our Evolution Fresh business. 4. Ream.nts a beneficial return-to-provision adjustment related to the prior year divestiture of certain joint venture operations that also received non-GAAP treatment. 5. Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates. STAR BUCKS